FIRST AMENDMENT

                                       TO

                          COLUMBUS MCKINNON CORPORATION
                              RESTRICTED STOCK PLAN


                  WHEREAS, the Columbus McKinnon Corporation Restricted Stock Plan (the "Plan") was adopted by Columbus McKinnon Corporation (the "Company") on October 27, 1995; and

                  WHEREAS, pursuant to Section 11 of the Plan, the Company reserved the right to amend the Plan;

                  NOW, THEREFORE, the Plan is hereby amended in the following respect:

                  The second paragraph of Section 2 is deleted in its entirety and the following is substituted in lieu thereof:

                  "The aggregate number of shares of Restricted Stock which may be granted and awarded under this Plan shall not exceed 150,000. Notwithstanding the foregoing, the number of shares of Restricted Stock available for awards under this Plan shall be adjusted proportionately in the event of any change, increase or decrease in the outstanding shares of Common Stock which results either from a split-up, reverse split or consolidation of shares, payment of a stock dividend, recapitalization, reclassification or other like capital adjustment; provided, however, that no fractional shares shall be issued in connection with any such capital adjustment. The Restricted Stock which is awarded under this Plan may be either authorized but unissued Common Stock or treasury shares. Shares which are the subject of an award granted under this Plan shall not again become available for future grants unless the recipient of an award fails to pay the purchase price for the shares pursuant to Section 5 hereof."

                  This Amendment shall be effective upon its approval by the Company's shareholders at the annual meeting of the Company's shareholders to be held on August 19, 2002. Except as otherwise amended herein, the Plan shall remain unchanged and in full force and effect.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer this 19th day of August, 2002.



                                        COLUMBUS MCKINNON CORPORATION


                                        BY /s/ Robert L. Montgomery
                                           ----------------------------
                                               Robert L. Montgomery
                                               Executive Vice President